UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/15/2007

Pinnacle Foods Group Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-118390

Delaware	943303521
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6 Executive Campus, Suite 100
Cherry Hill, New Jersey 08002
(Address of principal executive offices, including zip code)

(856) 969-7100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On February 10, 2007, a subsidiary of Pinnacle Foods Group, Inc. ("Pinnacle") entered into amendments to certain agreements with affiliates of C. Dean Metropoulos, the chairman of Pinnacle's board of directors, as described below. These amendments were entered into in connection with the Agreement and Plan of Merger, dated February 10, 2007 (the "Merger Agreement"), between Crunch Holding Corp., a Delaware corporation and the parent company of Pinnacle ("Crunch"), Peak Holdings LLC, a Delaware limited liability company ("Parent"), Peak Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Buyer"), and Peak Finance LLC, a Delaware limited liability company, pursuant to which, among other things, Buyer will merge with and into Crunch, with Crunch surviving the merger as a wholly owned subsidiary of Parent (the "Merger").

Pinnacle Foods Management Corp., a wholly-owned subsidiary of Pinnacle, and Barrington Properties, L.L.C., an affiliate of Mr. Metropoulos, entered into an Amendment to Lease Agreement (the "Lease Amendment") that provides that the Lease Agreement dated January 12, 2004 between the parties will terminate effective as of the closing of the Merger in exchange for a termination fee. If the Merger Agreement is terminated, then the Lease Amendment will have no effect. The foregoing description of the Lease Amendment is qualified in its entirety by reference to the Lease Amendment, a copy of which is attached hereto as Exhibit 10.1.

Pinnacle Foods Management Corp. and Fairmont Aviation, LLC, an affiliate of Mr. Metropoulos, entered into an Amendment to Aircraft Agreement (the "Aircraft Amendment") that provides that the Aircraft Agreement dated June 21, 2004 between the parties will terminate effective as of the closing of the Merger in exchange for a termination fee. If the Merger Agreement is terminated, then the Aircraft Amendment will have no effect. The foregoing description of the Aircraft Amendment is qualified in its entirety by reference to the Aircraft Amendment, a copy of which is attached hereto as Exhibit 10.2.

Item 8.01.    Other Events

On February 10, 2007, Pinnacle entered into an amendment to Mr. Metropoulos' amended and restated employment agreement (the "Employment Amendment"). This amendment was entered into in connection with the Merger Agreement. The Employment Amendment provides that Mr. Metropoulos' employment will terminate effective as of the closing of the Merger, and he will be entitled to receive certain payments from Pinnacle in consideration of the termination of his employment. If the Merger Agreement is terminated, then the Employment Amendment will also terminate. The foregoing description of the Employment Amendment is qualified in its entirety by reference to the Employment Amendment, a copy of which is attached hereto as Exhibit 10.3.

Item 9.01.    Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number                Description

10.1        Amendment to Lease Agreement, dated February 10, 2007

10.2        Amendment to Aircraft Agreement, dated February 10, 2007

10.3        First Amendment to the Amended and Restated Employment Agreement by and between Pinnacle Foods Holding Corporation and C. Dean Metropoulos, dated February 10, 2007

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pinnacle Foods Group Inc.

Date: February 15, 2007	By:	/s/ N. Michael Dion
N. Michael Dion
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Amendment to Lease Agreement, dated February 10, 2007
EX-10.2	Amendment to Aircraft Agreement, dated February 10, 2007
EX-10.3	First Amendment to the Amended and Restated Employment Agreement by and between Pinnacle Foods Holding Corporation and C. Dean Metropoulos, dated February 10, 2007